EXHIBIT 3


                            [SEAL] THE STATE OF TEXAS


                               THE STATE OF TEXAS

                               SECRETARY OF STATE



                          CERTIFICATE OF INCORPORATION

                                       OF

                              Utilitynet.com, Inc.
                            CHARTER NUMBER 01534397

       THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

       ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

       ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATED MAY 5, 1999

EFFECTIVE MAY 5, 1999



      [SEAL]                           /s/ Elton Bomer
THE STATE OF TEXAS                     -----------------------------------------
                                       Elton Bomer, Secretary of State

                                                             [STAMP]
                                                              FILED
                                                       IN THE OFFICE OF THE
                                                    SECRETARY OF STATE OF TEXAS

                                                           MAY 5, 1999

                                                      CORPORATIONS SECTION


                            ARTICLES OF INCORPORATION

                                       OF

                              UTILITYNET.COM, INC.

         The undersigned natural person of the age of eighteen years of more, acting as incorporator of the corporation under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the corporation is Utilitynet.com, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The Corporation is authorized to issue an aggregate total of 100,000,000 common shares and 50,000,000 preferred shares at no par value. The Board of Directors shall have authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in these Articles of Incorporation.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

         The street address of its initial registered office is 580 Decker Dr, Suite 200, Irving, Texas 75062 and the name of its initial registered agent at such address is Lindsey Vinson.

                                  ARTICLE SEVEN

         The number of directors of the corporation may be fixed by the by-laws. The director constituting the initial board of directors who is to serve as director until successor or successors are elected and qualified is:

         Lindsey Vinson
         580 Decker Dr
         Suite 200
         Irving, Texas 75062

                                  ARTICLE EIGHT

         Any action required or permitted to be taken at any meting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office.

                                  ARTICLE NINE

         The name and address of the incorporator is:

         Lindsey Vinson
         580 Decker Dr
         Suite 200
         Irving, Texas 75062

                                   ARTICLE TEN

         Cumulative voting by any shareholder is hereby expressly prohibited.

                                 ARTICLE ELEVEN

         No shareholder of the corporation shall have a preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

                                 ARTICLE TWELVE

         To the fullest extent permitted by applicable law, no director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the corporation, except that this Article XI does not eliminate or limit the liability of a director of the corporation for:

         1. A breach of such director's duty of loyalty to the corporation or its shareholders;
         2. An act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
         3. A transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office; or
         4. An act or omission for which the liability of such director is expressly provided for by an applicable statute.

         Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any Amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act hereafter enacted that further limits the liability of a director.

                                ARTICLE THIRTEEN

         Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such an action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         IN WITNESS WHEREOF, I have hereunto set my hand, this 4th day of May, 1999.



                                       /s/ Lindsey Vinson
                                       --------------------------------
                                       Lindsey Vinson

                                     BYLAWS
                                       OF
                              UTILITYNET.COM, INC.

                               ARTICLES 1: OFFICES

         1.01 Registered Office and Agent: The registered office of the corporation shall be 580 Decker Dr., Suite 200, Irving, Texas 75062. The name of the registered agent at such address is Lindsey Vinson.

         1.02 Other Offices. The corporation may also have offices at such other places both within or outside the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                             ARTICLE 2: SHAREHOLDERS

         2.01 Place of Meetings. All meetings of the shareholders for the election of directors shall be had at such time and place, within or outside the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.02 Annual Meeting. An annual meeting of the shareholders shall be held each year on a day within 120 days from the fiscal year-end to be selected by the board of directors. If such a day is a legal holiday, then the meeting shall be on the next secular day following. At the meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.03 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these bylaws, may be called by the board of directors, the president, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the objectives stated in the notice of the meeting.

         2.04 Notice.

                  (a) Annual Meeting. Written or printed notice stating the place and the day and hour of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally, by telegram, or by mail, by or at the direction of the board of directors to each shareholder.

                  (b) Special Meetings. Written or printed notice stating the place, day and hour, and purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally, by mail, or by telegram, by or at the direction of the board of directors, the president, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

                  (c) Delivery. Delivery of the notice shall be performed by the secretary of the corporation.

                  (d) Notice by Mail. When mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the stock transfer books of the corporation, with postage thereon paid.

                  (e) Notice by Telegram. When telegraphed, the notice shall be deemed to be delivered when delivered to the telegraph office for transmittal using the shareholder's address as it appears on the stock transfer books of the corporation. Transmittal costs shall be paid by the corporation.

         2.05 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the articles of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or presented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07 Majority Vote: Withdrawal of the Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or the articles of incorporation or by these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in wiring by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with
Section 3.04 of these bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

         2.09 Record Date: Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date ot be not less than ten (10) days nor more than fifty (50) days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

         2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, ma be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. Any such signed consent, or signed copy thereof, shall be placed in the minute book of the corporation.

         2.11 Telephone and Similar Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         2.12 Procedure. The president shall preside over all shareholders meetings. The secretary shall keep minute of each shareholders meeting and the minutes shall be placed in the minute book of the corporation.

                              ARTICLE 3: DIRECTORS

         3.01 Management. The business and affairs of the corporation shall be managed by the board of director who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the shareholders.

         3.02 Number: Qualification: Term. The board of directors shall consist of one (1) or more directors, who need not be shareholders or residents of the State of Texas. Each director elected shall hold office until his successor shall be elected and shall qualify.

         3.03 Change in Number. The number of directors may be increased or decreased from time to time by action of the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting of or at a special meeting of shareholders call for that purpose.

         3.04 Election of Directors and Chairman of the Board. The directors shall be elected at the annual meeting of the shareholders, except as provided in bylaws 3.03 and 3.06. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted. The directors shall elect a chairman of the board who will hold such office until his successor shall be elected.

         3.05 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, buy the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         3.06 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.07 Place of Meeting. Meetings of the board of directors, regular or special, may be held either within or outside the State of Texas.

         3.08 First Meeting. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless (by majority vote of the directors than elected and serving) such time and place shall be changed.

         3.09 Regular Meeting. Regular meetings of the board of directors shall be held at least annually and such meeting may be held without notice at such place as shall from time to time be determined by the board.

         3.10 Special Meetings.

                  (a) Special meetings of the board of directors may be called by the chairman of the board or president on at least one (1) day's notice to each director, either by mail, telegram or personally (by telephone or otherwise). Special meetings shall be called by the president or secretary in like manner and on like notice on the request of on director. Except as otherwise expressly provided by statute, or by the articles of incorporation, or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

                  (b) Delivery of the notice shall be performed by the secretary of the corporation.

                  (c) Notice by Mail. When mailed, the notice shall be deemed to be delivered when deposited in the United States Mail addressed to the board member, with postage thereon prepaid.

                  (d) Notice by Telegram. When telegraphed, the notice shall be deemed to be delivered when delivered to the telegraph office for transmittal to the board member with telegraph costs paid by the corporation.

                  (e) Notice by Telephone. When telephoned, the notice shall be deemed to be delivered when personally delivered to the board member or when delivered to any person who commonly accepts the board member's messages. The inability to deliver a telephoned notice to these parties shall not constitute non-delivery provided written or printed notice of an attempted telephone notice is delivered within one (1) day as detailed in 3.10(c) or 3.10(d).

         3.11 Quorum: Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

         3.12 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director form serving the corporation in any other capacity and receiving compensation therefor.

         3.13 Action without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart so long as each director signs one of the counterparts.

         3.14 Telephone and Similar Meeting. Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.15 Procedure. The chairman of the board of directors shall preside at all board meetings. The board of directors shall keep minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

         3.16 Interested Directors, Officers and Shareholders. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors, officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the director or officer is present at or participates in the meeting of the corporation or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if any of the following conditions are met:

                  (a) The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the board of directors of the corporation or the committee thereof which authorizes the contract or transaction, and the board of directors of the corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (b) The material facts as to the relationship or interest of the director or officer and as to the contract or transaction are disclosed or are known to the shareholders of the corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders of the corporation at any annual or special meeting of shareholders called for that purpose; or

                  (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors of the corporation, a committee thereof, or the shareholders of the corporation.

         Common or interested director may be counted in determining the presence of a quorum at a meeting of the board of directors of the corporation or of a committee thereof which authorizes the contract or transaction.

         This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

         3.17 Limited Liability. No director of this corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not eliminate or limit the liability of a director for:

                  (a) A breach of director's duty or loyalty to the corporation or its shareholders; or

                  (b) An act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; or

                  (c) A transaction from which a director received an improper benefit, whether or not the benefit results from an action taken within the scope of the director's office; or

                  (d) An act or omission for which the liability is expressly provided for by statute; or

                  (e) An act related to an unlawful stock purchase or payment of a dividend.

         To the extent any of the above is inconstant with Article 1302-7.06 of the Texas Miscellaneous Corporations Laws Act, that provision shall be void.

                         ARTICLE 4: EXECUTIVE COMMITTEE

         4.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee, to consist of two or more of the directors of the corporation, one of whom shall be president of the corporation.

         4.02 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the articles of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

         4.03 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

         4.04 Removal. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever it its judgment the best interest of the corporation will be served thereby.

         4.05 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 4.01.

         4.06 Meetings. Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee.

         4.07 Quorum: Majority Vote:. At meetings of the executive committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which quorum is present shall be the act of the executive committee, except as other specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

         4.08 Procedure. The president shall preside at executive committee meetings. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the corporation.

         4.09 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the executive committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart so long as each committee member signs one of the counterparts.

         4.10 Telephone and Similar Meetings. Committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         4.11 Compensation. Members of the executive committee may by resolution of the board of directors, be allowed compensation for attending committee meetings.

         4.12 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                ARTICLE 5: NOTICE

         5.01 Method. Whenever by statute or the articles of incorporation or these bylaws, notice is required to be given to director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given, (a) in writing, by mail, postage prepaid, addressed to directors or shareholders at the address appearing on the books of the corporation, or (b) in any other method permitted by law or these bylaws. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

         5.02 Waiver. Whenever, by statute or the articles of incorporation or by these bylaws, notice is required to be given to shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting, including telephone meetings, shall constitute a waiver of notice of such meeting, except where a shareholder or director attends for the express purpose of objection to the transaction of any business on the ground that the meeting was not lawfully called or convened.

                               ARTICLE 6: OFFICERS

         6.01 Number: Qualification: Election: Term.

                  (a) The Corporation shall have:

                           (1) A president, a secretary and a treasurer, and

                           (2) Such other officers including a chairman of the board and additional vice presidents and assistant officers and agents as the board of directors may think necessary.

                  (b) No officer or agent need be a shareholder, a director or a resident of Texas.

                  (c) Officers named in Section 6.01 (a)(1) shall be elected by the board of directors on the expiration of an officer's terms or whenever a vacancy exists. Officers and agents named in
                  Section 6.01(a)(2) may be elected by the board at any meeting.

                  (d) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of shareholders. He shall serve until the end of his term, or if earlier, his death, resignation or removal.

                  (e) Any two or more offices may be held by the same person.

         6.02 Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         6.03 Vacancies. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filled by the board of directors.

         6.04 Authority. Officers shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

         6.05 Compensation. The compensation of officers shall be fixed from time to time by the board of directors.

         6.06 President. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and executive committee, shall have general and active management of the business affairs of the corporation, and shall see that all orders and resolution of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

         6.07 Vice-President. The vice president in the order of their seniority (as defined by the board of directors), unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall be under the supervision of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         6.08 Secretary.

                  (a) The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties of the executive committee when required.

                  (b) He shall give, or cause to be given, notice of all meetings, regular and otherwise, of the shareholders and the board of directors.

                  (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

                  (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         6.09 Treasurer.

                  (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  (b) He shall disburse the funds of the corporations as may be ordered by the board of directors, taking proper vouchers for such disbursement, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, and account of all his transactions as treasurer and of the financial condition of the corporation.

                  (c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office, and for the retirement or removal from office, of all books, papers, vouchers, monies and other property of whatever kind in his possession or under his control belonging to the corporation.

                  (d) He shall be under the supervision of the president. He shall perform such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         6.11 Assistant Treasurer. The assistant treasurers in the order of their seniority, (as defined by the board of directors), unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

                    ARTICLE 7: CERTIFICATES AND SHAREHOLDERS

         7.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof of the holder's name, the number and class of shares, par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officers or officers as the board of directors shall designate, and shall be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the corporation or an employee of the corporation), the signature of any such officer may be a facsimile.

         7.02 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claimin the loss or destruction. In so doing the board of directors may, in its discretion and as a condition precedent to the issuance, (a) require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or,
(b) to give the corporation a bond (with surety or sureties satisfactory to the corporation ) in such sum as it may direct, as indemnity against any claim or expense resulting from any claim, that may be made against the corporation with respect to the certificates alleged to have been lost or destroyed.

         7.03 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender, to the corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the certificate and record the transaction upon its books.

         7.04 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognized any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

                          ARTICLE 8: GENERAL PROVISIONS

         8.012 Dividends and Reserves.

                  (a) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

                  (b) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty (50) days prior to the payment date of such dividends, or the board of directors may close the stick transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action of the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

                  (c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors may from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation. The directors may modify or abolish and such reserve in the manner in which it was created.

         8.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of it shareholders, executive committee and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         8.03 Annual Statement. The board of directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the corporation.

         8.04 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time delegate.

         8.05 Fiscal Year. The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

         8.06 Seal. The corporate seal (of which there may be one or more exemplars) shall contain the name of the corporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

         8.07 Indemnification. The corporation shall, to the fullest extent to which it is empowered to do so by the Texas Business Corporation Act or any other applicable laws as may from time to time be in effect, indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed actions, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation , partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The corporation's obligations under this paragraph include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of an officer or director for indemnification. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The corporations' obligation to indemnify and to prepay expenses under this paragraph shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such actions, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the bylaws or Articles of Incorporation of the corporation, no action taken by the corporation, either by amendment of the bylaws or the Articles of Incorporation of the corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this paragraph which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. Further, if any provision of this paragraph shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired. To the extent any such provision is inconsistent with
Article 2.02-1 of the Texas Business Corporation Act, that provision shall be void.

         8.08 Resignation. Any director or officer may resign by giving written notice to the chairman of the board, president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.09 Amendment of Bylaws. These bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

         8.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

                  (a) The remainder of these bylaws shall be considered valid and operative, and

                  (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         8.11 Headings. The headings used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

         This is to certify that the within bylaws were duly adopted by unanimous consent of the board of directors of Utilitynet.com, Inc. effective the 1st day of June, 1999



                                       /s/ Lindsey Vinson
                                       ---------------------------------
                                       Lindsey Vinson, Director